GOLDEN PATRIOT, CORP.

November 8, 2006

Attention: Clive Ashworth, President

Handley Minerals Inc.

630 East Plumb Lane

Reno, Nevada 89502

Re:

Lucky Boy Project

Dear Mr. Ashworth:

As you know, Golden Patriot, Corp. (“Golden Patriot”) and Handley Minerals Inc. (“Handley”) are parties to an agreement pursuant to which Golden Patriot has the option to acquire from Handley one hundred percent (100%) interest in the above-referenced project (the “Project”) subject to a three percent (3%) “Yellow Cake Royalty” (as that term is commonly defined and understood in the mining industry), subject and conditioned, however, on the payment by Golden Patriot for the benefit of the Project of One Million  US Dollars  (US $1,000,000.00).  Pursuant to the provisions of the Option Agreement dated March 17, 2005, specifically clause II 3, once Golden Patriot spends US $500,000 in the cumulative on the Lucky Boy Project, then it has the right but not the obligation to earn up to a 60% interest on the Project; for each further US $100,000 that Golden Patriot spends on the Project it will earn the right but not the obligation to earn a further 8% on the Project.

As you know, Golden Patriot has paid or caused to be paid for the benefit of the Project a  principal amount of over Five Hundred Thousand US Dollars (US $500,000)  and under Six Hundred Thousand US Dollars (US $600,000), as detailed in Schedule “A”.  Accordingly, pursuant to the provisions of the Option Agreement, Golden Patriot may now exercise its option to acquire a sixty percent (60%) interest in the Project.  Please be informed that the purpose of this letter is to serve as notice to Handley of the exercise by Golden Patriot of that option.  Accordingly, you are hereby notified that Golden Patriot, by the provisions of this letter, hereby exercises its option to acquire a sixty percent (60%) interest in and to the Project.

Finally, your time, attention, and cooperation regarding this matter are appreciated significantly.  Of course, in the event you have questions or comments regarding this matter, please do not hesitate to contact the undersigned.  Thank you.

Sincerely,

Golden Patriot, Corp.

/s/ Bradley Rudman

By:

Bradley Rudman

Its:

President

1979 Marcus Avenue, Suite 210

Lake Success, New York 11042

GOLDEN PATRIOT, CORP.

Please sign here acknowledging Handley Minerals Inc.’s receipt of the exercise of the option as of the 8th  day of November, 2006.

HANDLEY MINERALS INC.

Per:

/s/ Clive Ashworth

Clive Ashworth

President, Director

1979 Marcus Avenue, Suite 210

Lake Success, New York 11042